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                                                                    EXHIBIT 21.1


             LIST OF SUBSIDIARIES OF NATIONAL MORTGAGE CORPORATION
             -----------------------------------------------------


National Mortgage Finance Corporation
Organized in Colorado
No alternative doing business names
100% owned by National Mortgage Corporation


National Mortgage Sales Corporation
Organized in Colorado
No alternative doing business names
National Mortgage Corporation owns all of the Class B Non-Voting Common Stock, representing 95% of the total value of the Common Stock of this company


National Mortgage Administration Corporation
Organized in Colorado
No alternative doing business names
National Mortgage Corporation owns all of the Class B Non-Voting Common Stock, representing 95% of the total value of the Common Stock of this company